Exhibit 4

ASTRAZENECA PLC

OFFICERS’ CERTIFICATE

In connection with the issuance of the 5.40% Notes due 2012 (the “2012 Notes”), the  5.90% Notes due 2017 (the “2017 Notes”), the 6.45% Notes due 2037 (the “2037 Notes”, and together with the 2012 Notes and the 2017 Notes, the “Fixed Rate Notes”) and the Floating Rate Notes due 2009 (the “Floating Rate Notes” and together with the Fixed Rate Notes, the “Notes” or the “Securities”) of AstraZeneca PLC (the “Issuer”) pursuant to the Indenture, dated as of April 1, 2004 (the “Indenture”), among the Issuer and The Bank of New York, as successor Trustee (section references herein being to the Indenture), and pursuant to the authorization of the Board of Directors of the Issuer by resolutions adopted on July 24, 2007, the undersigned hereby confirms that, to the extent not otherwise provided for in the Indenture, the following terms and conditions of the Notes were established in accordance with Section 2.08 of the Indenture:

Title of Notes:	5.40% Notes due 2012 5.90% Notes due 2017 6.45% Notes due 2037 Floating Rate Notes due 2009

Initial Aggregate Principal Amount of Notes:	2012 Notes: US$1,750,000,000 2017 Notes: US$1,750,000,000 2037 Notes: US$2,750,000,000 Floating Rate Notes: US$650,000,000

Price to Public:
2012 Notes:  99.809% of the Principal Amount per 2012 Note, plus accrued interest, if any, from September 12, 2007

2017 Notes:  99.932% of the Principal Amount per 2017 Note, plus accrued interest, if any, from September 12, 2007

2037 Notes:  99.578% of the Principal Amount per 2037 Note, plus accrued interest, if any, from September 12, 2007

Floating Rate Notes:  100% of the Principal Amount per Floating Rate Note, plus accrued interest, if any, from September 12, 2007

Issue Date:	2012 Notes: September 12, 2007 2017 Notes: September 12, 2007 2037 Notes: September 12, 2007 Floating Rate Notes: September 12, 2007

Form of Notes:
The Notes will be issued in the form of global notes that will be deposited with The Depositary Trust Company, New York, New York (“DTC”) on the closing date.  Sixteen global notes will be issued to DTC, which will be executed and delivered in substantially the form attached hereto as Exhibit A.  In certain circumstances described in the Indenture, Notes may be issued in definitive form.

Maturity:	2012 Notes: September 15, 2012 2017 Notes: September 15, 2017 2037 Notes: September 15, 2037 Floating Rate Notes: September 11, 2009

Interest Rate for Fixed Rate Notes:	2012 Notes: 5.40% per annum, accruing from September 12, 2007 2017 Notes: 5.90% per annum, accruing from September 12, 2007 2037 Notes: 6.45% per annum, accruing from September 12, 2007

Interest Periods for Fixed Rate Notes:
The first interest period will be the period from and including the original issue date to but excluding the Fixed Rate Interest Payment Date (as defined below).  Thereafter, the interest periods will be the periods from the including the Fixed Rate Interest Payment Dates to but excluding the immediately succeeding Fixed Rate Interest Payment Date (each, a “Fixed Rate Interest Period”).  The final Fixed Rate Interest Period will be the period from and including the Fixed Rate Interest Payment Date immediately preceding the maturity date to the maturity date.

Interest Rate for Floating Rate Notes:
The interest rate for the first Floating Rate Interest Period (as defined below) will be LIBOR (as defined below) as determined on September 10, 2007 plus the Spread (as defined below).  Thereafter, the interest rate for any Floating Rate Interest Period will be LIBOR as determined on the applicable Interest Determination Date (as defined below) plus the Spread, in each case calculated on the basis of a 360-day year and the actual number of days elapsed.

“LIBOR” means, with respect to any Interest Determination Date, the offered rate for deposits of US dollars having a maturity of three months that appears on the Reuters Screen LIBOR01 display page, or any successor page, on Reuters or any successor service (or any such other service(s) as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for US dollar deposits) (the “Designated LIBOR Page”).

If no rate appears on the Designated LIBOR Page, LIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date (as defined below), at which deposits in US dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by the calculation agent, after consultation with the Issuer, for a term of three months and in a principal amount equal to an amount that in the judgment of the calculation agent is representative for a single transaction in US dollars in such market at such time (a “Representative Amount”). The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Floating Rate Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards) of such quotations. If fewer than two such quotations are provided, LIBOR for such Floating Rate Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of the rates quoted at approximately 11:00 a.m. in the City of New York on such Interest Determination Date by three major banks in New York City, selected by the calculation agent, after consultation with the Issuer, for loans in US dollars to leading European banks, for a term of three months and in a Representative Amount; provided, however, that if the banks so selected are not quoting as mentioned above, the then-existing LIBOR rate will remain in effect for such Floating Rate Interest Period.

“Spread” means 0.30% (30 basis points).

Interest Determination Dates for Floating Rate Notes:
On the second London Business Day (as defined below) prior to the first day of each Floating Rate Interest Period. LIBOR for the first Floating Rate Interest Period will be determined on September 10, 2007.

Interest Reset Dates for Floating Rate Notes:	March 11, June 11, September 11 and December 11 of each year, commencing December 11, 2007.

Interest Periods for Floating Rate Notes:
The first interest period will be the period from and including the original issue date to but excluding the immediately succeeding Interest Reset Date. Thereafter, the interest periods will be the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date (each, a “Floating Rate Interest Period”). However, the final Floating Rate Interest Period will be the period from and including the Interest Reset Date immediately preceding the maturity date to the maturity date.

Interest Payment Dates:
Fixed Rate Notes.  Interest shall be payable semiannually in arrears on September 15 and March 15 of each year, commencing on March 15, 2008 (each, a “Fixed Rate Interest Payment Date”).

Notwithstanding the above, if the relevant Fixed Rate Interest Payment Date is not a Business Day (as defined below), such Interest Payment Date shall be postponed to the next Business Day.

Floating Rate Notes:  Interest shall be paid quarterly in arrears on March 11, June 11, September 11 and December 11 of each year, commencing December 11, 2007 (each, a “Floating Rate Interest Payment Date”).

Notwithstanding the above, if a Floating Rate Interest Payment Date would fall on a day that is not a Business Day, the Floating Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day, except that if the Business Day falls in the next succeeding calendar month, the applicable Floating Rate Interest Payment Date will be the immediately preceding Business Day. In each such case, except for the Floating Rate

Interest Payment Date falling on the maturity date, the Floating Rate Interest Periods (as defined below) and the Interest Reset Dates will be adjusted accordingly to calculate the amount of interest payable on the Floating Rate Notes.

Regular Record Dates:
Interest shall be paid to the holder in whose name the Notes are registered at the close of business on the 15th calendar day preceding each Fixed Rate Interest Payment Date or Floating Rate Interest Payment Date (whether or not a Business Day), as the case may be.

Business Day:	A London Business Day on which commercial banks and foreign exchange markets are generally open to settle payments in New York.

London Business Day:	Any day on which dealings in deposits in US dollars are transacted in the London interbank market.

Place of Payment, Registration of Transfer and Exchange, Paying Agent, Calculation Agent:	The Bank of New York 101 Barclay Street New York, NY 10286

Trustee:	The Bank of New York

Notice and Demands to Issuer:	AstraZeneca PLC 15 Stanhope Gate London W1K 1LN England Attn: Group Secretary and Solicitor

Redemption Provisions:

Optional Tax Redemption for any series of Fixed Rate Notes and for the Floating Rate Notes: Optional Redemption for any series of Fixed Rate Notes:
Optional, in whole but not in part, at the option of the Issuer, at any time in accordance with Section 11.06 of the Indenture.  The Issuer may not otherwise redeem the Floating Rate Notes prior to maturity.

Optional, in whole or in part, at the option of the Issuer, at any time and from time to time, in accordance with Section 11.02 of the Indenture, at a redemption price (the “Redemption Price”)

equal to the greater of:

(i)       100% of the principal amount of the series of Fixed Rate Notes to be redeemed, and

(ii)       as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the Make-Whole Spread (as set forth below), plus, in each case, accrued interest thereon to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the applicable series of Fixed Rate Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of Fixed Rate Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.

“Reference Treasury Dealer” means (i) each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc. and J.P. Morgan Securities Inc., and their respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Make-Whole Spread” means, with respect to, (i) the 2012 Notes, 20 basis points, (ii) the 2017 Notes, 25 basis points and (iii) the 2037 Notes, 30 basis points.

Redemption Notices:
Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the redemption date to the Holders. Unless the Issuer defaults in payment of the Redemption Price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Change of Control Repurchase Event:
If a Change of Control Repurchase Event (as defined below) occurs with respect to a series of Notes, unless the series of Notes is otherwise subject to redemption as described under “Redemption Provisions” above and the Issuer has elected to exercise its right to redeem such Notes, the Issuer will make an offer to each holder of Notes of that series to repurchase all or any part (in integral multiples of $1,000) of that holder’s Notes of that series at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, the Issuer will mail a notice to each holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, the Issuer will, to the extent lawful:

(i) accept for payment the relevant Notes or portions of such Notes (in integral multiples of $1,000) properly tendered pursuant to the Issuer’s offer;

(ii) deposit with the Trustee an amount equal to the

aggregate repurchase price in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by the Issuer.

The Trustee will promptly mail to each holder of Notes properly tendered the repurchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.

The Issuer will not be required to make an offer to repurchase the Notes upon Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer, and such third party purchases all Notes properly tendered and not withdrawn under its offer.

“Below Investment Grade Rating Event” means, with respect to each series of Notes, the Notes of that series are rated below Investment Grade (as defined below) by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Issuer or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Issuer’s Voting Stock (as defined below); or (3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors (as defined below).

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who (1) was a member of such Board of Directors on the date of the issuance of the relevant series of Notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB– or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service Inc.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the relevant series of Notes or fails to make a rating of such Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Voting Stock” means the Issuer’s issued ordinary share capital.

Defeasance and Discharge of the Notes (Section 9.03):	Applicable.

Sinking Fund:	None.

Additional Amounts:
Pursuant to Section 3.02 of the Indenture, the obligations of the Issuer to pay additional amounts thereunder shall be subject to the additional exceptions specified in the form of relevant form of Notes set forth in Exhibits A and B hereto.

Other Terms of the Notes:
The other terms of the Notes shall be substantially as set forth in the Indenture, the relevant form of Notes attached hereto as Exhibits A and B, the Prospectus dated August 31, 2007 (the “Prospectus”) relating to the Notes and the Prospectus Supplement dated September 5, 2007 to the Prospectus.

In connection with the aforementioned issuance each of the undersigned hereby certifies to the best of his respective knowledge that:

1.           He has read the provisions of the Indenture setting forth covenants and conditions to the Trustee’s authentication and delivery of the Securities and the definitions in the Indenture relating thereto.

2.           He has examined the resolutions of the Board of Directors of the Issuer adopted prior to the date hereof relating to the authorization, issuance, authentication and delivery of the Securities, such other corporate records of the Issuer, as applicable, and such other documents deemed necessary as a basis for the opinion hereinafter expressed.

3.           In his opinion, such examination is sufficient to enable him to express an informed opinion as to whether the covenants and conditions referred to above have been complied with.

4.           He is of the opinion that the covenants and conditions referred to above have been complied with.

IN WITNESS WHEREOF, each of the undersigned has hereunto signed his name.

Dated:       September  12, 2007

ASTRAZENECA PLC

/s/ David Brennan

Name:	David Brennan
Title:	Chief Executive Officer

/s/ Graeme Musker

Name:	Graeme Musker
Title:	Group Solicitor & Secretary

Exhibit A

Form of Fixed Rate Security

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

ASTRAZENECA PLC

[5.40][5.90][6.45]% Notes due [2012][2017][2037]

No. [001]	$[500,000,000]

CUSIP No. [046353 AC 2]
[046353 AB4]
[046353 AD 0]
ISIN No. [US046353AC28]
[US046353AB45]
[US046353AD01]

ASTRAZENECA PLC, a public limited company incorporated under the laws of England and Wales (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [Five Hundred Million] Dollars on September 15, [2012][2017][2037] and to pay interest thereon from September 12, 2007 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on September 15 and March 15 in each year, commencing March 15, 2008 (each, an “Interest Payment Date”), at the rate of [5.40][5.90][6.45]% per annum, until the principal hereof is paid or made available for payment  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date (as defined below) for such interest which shall be the 15th calendar day preceding such Interest Payment Date (whether or not such day is a Business Day (as defined below)), as the case may be.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a subsequent record date (the “Special Record Date”) for the payment of such defaulted interest to be fixed by the Trustee (which shall not be less than five Business Days prior to the date of payment of such defaulted interest), notice whereof shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually or in facsimile.

Dated:       September 12, 2007

ASTRAZENECA PLC

By:
	Name:	David Brennan
	Title:	Chief Executive Officer

By:
	Name:	Graeme Musker
	Title:	Group Secretary & Solicitor

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:       September 12, 2007

THE BANK OF NEW YORK As Trustee

By:

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This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 1, 2004 (herein called the “Indenture” which term shall have the meaning assigned to it in such instrument), among the Issuer and The Bank of New York, as successor Trustee (herein called the “Trustee”, which term includes any other successor trustee under the Indenture) to JPMorgan Chase Bank, and reference is hereby made to the Indenture and to the Officers’ Certificate delivered pursuant to Section 2.08 of the Indenture with respect to this security for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to U.S.$[1,750,000,000] [1,750,000,000][2,750,000,000].

The Securities of this series are subject to redemption, as a whole or in part, at any time and from time to time, at the election of the Issuer, upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [20][25][30] basis points plus, in each of cases (i) and (ii) above, accrued interest thereon to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest

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and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.

“Reference Treasury Dealer” means (i) each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securtiies (USA) Inc. and J.P. Morgan Securities Inc., and their respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Business Day” means a London Business Day (as defined below) on which commercial banks and foreign exchange markets are generally open to settle payments in New York.  “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The Securities may be redeemed at the option of the Issuer, in whole but not in part, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if (a) as a result of a change in or any amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom (or of any political subdivision or taxing authority thereof or therein) (or in the case of a successor Person to the Issuer of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) or any change in an application or interpretation of such laws, regulations or rulings, or any change in an application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the United Kingdom or any political subdivision or taxing authority thereof or therein (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, amendment application, interpretation or execution becomes effective on or after September 5,

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2007 (or, in the case of a successor Person to the Issuer, the date on which such successor Person became such pursuant to the applicable provision of the Indenture) or (b) as a result of any delivery or of any requirement to deliver definitive Registered Securities (having used all reasonable efforts to avoid having to issue such definitive Registered Securities), (i) the Issuer (or such successor Person) is or would be required to pay additional amounts with respect to the Securities, on the next succeeding Interest Payment Date as set forth below or (ii) any Subsidiary of the Issuer is or would be required to deduct or withhold tax on any payment to the Issuer to enable the Issuer to make any payment of principal or interest in respect of the Securities and, in each case, the payment of such additional amounts in the case of (i) above or such deduction or withholding in the case of (ii) above cannot be avoided by the use of any reasonable measures available to the Issuer or the Subsidiary.

Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed redemption, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If a Change of Control Repurchase Event (as defined below) occurs, unless the Issuer has exercised its right to redeem this series of Securities in whole, the Issuer will make an offer to each Holder of Securities to repurchase all or any part (in integral multiples of $1,000) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to the date of repurchase.  Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, the Issuer will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the

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Change of Control Repurchase Event and offering to repurchase Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed.  The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict.

On the Change of Control Repurchase Event payment date, the Issuer will, to the extent lawful:

(i) accept for payment all Securities or portions of Securities (in integral multiples of $1,000) properly tendered pursuant to the Issuer’s offer;

(ii) deposit with the Trustee an amount equal to the aggregate repurchase price in respect of all Securities or portions of Securities properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities being purchased by the Issuer.

The Trustee will promptly mail to each Holder of Securities properly tendered the repurchase price for the Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of any Securities surrendered; provided, that each new Security will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.

The Issuer will not be required to make an offer to repurchase the Securities upon Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the

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requirements for an offer made by the Issuer, and such third party purchases all Securities properly tendered and not withdrawn under its offer.

“Below Investment Grade Rating Event” means the Securities are rated below Investment Grade (defined below) by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Issuer or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Issuer’s Voting Stock; or (3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

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“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who (1) was a member of such Board of Directors on the date of the issuance of the Securities; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB– or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service Inc.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Voting Stock” means the Issuer’s issued ordinary share capital.

The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Security upon compliance by the Issuer with certain conditions set forth thereon, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

If any deduction or withholding for any present or future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the United Kingdom (or any political subdivision or taxing authority thereof or therein ) shall at any time be required by the United Kingdom (or any such political subdivision or taxing authority) in

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respect of any amounts to be paid by the Issuer under the Securities, the Issuer (subject to compliance by the Holder of such Securities with any administrative requirements) will pay to the Holder of this Security, such additional amounts as may be necessary in order that the net amounts paid to such Holder of such Security who, with respect to any such tax, levy, impost or other governmental charge whatsoever imposed, assessed, levied or collected by or for the account of the United Kingdom, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is entitled; provided, however, that the Issuer shall not be required to make any payment of additional amounts for or on account of:

(1)           any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that the Holder of the relevant Security (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business or maintaining or having maintained a permanent establishment or being or having been physically present in, the United Kingdom or any political subdivision or taxing authority thereof or therein or otherwise having or having had some connection with the United Kingdom or any political subdivision or taxing authority thereof or therein other than the holding or ownership of a Security, or the collection of principal of, and interest, if any, on, or the enforcement of, a Security;

(2)           any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Security was presented more than thirty days after the date on which such payment became due or was provided for, whichever is later;

(3)           any estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;

(4)           any present or future tax, levy, impost or other governmental charge which is payable otherwise than by deduction or withholding from payments on or in respect of the relevant Security;

(5)           any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the failure to comply with any

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certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United Kingdom or any political subdivision or taxing authority thereof or therein of the Holder or beneficial owner of the relevant Security, if compliance is required by treaty or by statute, regulation or administrative practice of the United Kingdom or any such political subdivision or taxing authority thereof or therein as a condition to relief or exemption from such tax, levy, impost or other governmental charge;

(6)           any present or future tax, levy, impost or other governmental charge is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive;

(7)           any present or future tax, levy, impost or other governmental change which a Holder would have been able to avoid by presenting the relevant debt security to another paying agent in a Member State of the European Union or elsewhere;

(8)           any present or future tax, levy, impost or other governmental change which a Holder would have been able to avoid by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form requested by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom;

(9)           any present or future tax, levy, impost or other governmental charge imposed, assessed, levied or collected in respect of a payment under or with respect to a Security to any Holder of the relevant Security that is a fiduciary, partnership or a person other than the sole beneficial owner of such payment or Security to the extent that the beneficiary or settlor with respect to the fiduciary, member of that partnership or beneficial owner would not have been entitled to the additional amounts or would not have been subject to such tax, levy, impost or charge, had that beneficiary, settlor, member or beneficial owner been the actual Holder of such Security ; or

(10)         any combination of items (1) through (9) above.

The foregoing provisions shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction is which any successor Person to the Issuer is organized, or any political subdivision or taxing authority thereof or therein.

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The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principle amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture, this Security or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal (and premium, if any) or any interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

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Prior to due presentation of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither of the Issuer nor the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

Unless otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Security shall be $[500,000,000].  The following decreases/increases in the principal amount of this Security have been made:

Date of Decrease/Increase	Decrease in Principal Amount	Increase in Principal Amount	Total Principal Amount Following such Decrease/Increase	Notation Made by or on Behalf of Trustee

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Exhibit B

Form of Floating Rate Security

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

ASTRAZENECA PLC

Floating Rate Notes due 2009

No. [001]	$[500,000,000]

CUSIP No. 046353 AE 8
ISIN No. US046353AE83

ASTRAZENECA PLC, a public limited company incorporated under the laws of England and Wales (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [Five Hundred Million] Dollars on September 11, 2009 and to pay interest thereon from September 12, 2007 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on March 11, June 11, September 11 and December 11 in each year, commencing December 11, 2007 (each, an “Interest Payment Date”), at the rate per annum determined in accordance with the provisions set forth on the reverse side hereof, until the principal hereof is paid or made available for payment  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date (as defined below) for such interest which shall be the 15th calendar day preceding such Interest Payment Date (whether or not such day is a Business Day (as defined below)), as the case may be.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a subsequent record date (the “Special Record Date”) for the payment of such defaulted interest to be fixed by the Trustee (which shall not be less than five Business Days prior to the date of payment of such defaulted interest), notice whereof shall be given to Holders of

Securities of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually or in facsimile.

Dated:       September 12, 2007

ASTRAZENECA PLC

By:
	Name:	David Brennan
	Title:	Chief Executive Officer

By:
	Name:	Graeme Musker
	Title:	Group Secretary & Solicitor

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:       September 12, 2007

THE BANK OF NEW YORK As Trustee

By:

This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 1, 2004 (herein called the “Indenture” which term shall have the meaning assigned to it in such instrument), among the Issuer and The Bank of New York, as successor Trustee (herein called the “Trustee”, which term includes any other successor trustee under the Indenture) to JPMorgan Chase Bank, and reference is hereby made to the Indenture and to the Officers’ Certificate delivered pursuant to Section 2.08 of the Indenture with respect to this security for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to U.S.$650,000,000.

Interest on the Securities is payable quarterly on March 11, June 11, September 11 and December 11 of each year, commencing December 11, 2007.  However, if an Interest Payment Date would fall on a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding day that is a Business Day, except that if the Business Day falls in the next succeeding calendar month, the applicable Interest Payment Date will be the immediately preceding Business Day. In each such case, except for the Interest Payment Date falling on the maturity date, the Interest Periods (as defined below) and the Interest Reset Dates will be adjusted accordingly to calculate the amount of interest payable on the Securities.

“Business Day” means a London Business Day (as defined below) on which commercial banks and foreign exchange markets are generally open to settle payments in New York.  “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The interest rate for the Securities for the first Interest Period (as defined below) will be [6.00375]%. Thereafter, the interest rate for any Interest Period will be LIBOR as determined on the applicable Interest Determination Date (as defined below) plus 30 basis points, in each case calculated on the basis of a 360-day year and the actual number of days elapsed.

The interest rate will be reset on March 11, June 11, September 11 and December 11 of each year, commencing December 11, 2007 (each, an “Interest Reset Date”). However, if any Interest Reset Date would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that if the Business day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding Business Day.

The first interest period will be the period from and including the original issue date to but excluding the immediately succeeding Interest Reset Date.  Thereafter, the interest periods will be the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date (together with the first interest period, each an “Interest Period”). However, the final Interest Period will be the period from and including the Interest Reset Date immediately preceding the maturity date to the maturity date.

The Bank of New York, or its successor appointed by the Issuer, will act as calculation agent (the “Calculation Agent”).  The Calculation Agent will determine LIBOR (as defined below) for each Interest Period on the second London Business Day prior to the first day of such Interest Period (an “Interest Determination Date”).

“LIBOR” means, with respect to any Interest Determination Date, the offered rate for deposits of U.S. dollars having a maturity of three months that appears on the Reuters Screen LIBOR01 display page, or any successor page, on Reuters or any successor service (or any such other service(s) as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for US dollar deposits) (the “Designated LIBOR Page”).

If no rate appears on the Designated LIBOR Page, LIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by the Calculation Agent, after consultation with the Issuer, for a term of three months and in a principal amount equal to an amount that in the judgment of the Calculation Agent is representative for a single transaction in US dollars in such market at such time (a “Representative Amount”).  The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards) of such quotations. If fewer than two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of the rates quoted at approximately 11:00 a.m. in the City of New York on such Interest Determination Date by three major banks in New York City, selected by the Calculation Agent, after consultation with the Issuer, for loans in U.S. dollars to leading European banks, for a term of three months and in a Representative Amount; provided, however, that if the banks so selected are not quoting as mentioned above, the then-existing LIBOR rate will remain in effect for such Interest Period.

The interest rate on the Securities will in no event be higher than the maximum rate permitted by law.

The Securities may be redeemed at the option of the Issuer, in whole but not in part, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if (a) as a result of a change in or any amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom (or of any political subdivision or taxing authority thereof or therein) (or in the case of a successor Person to the Issuer of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) or any change in an application or interpretation of such laws, regulations or rulings, or any change in an application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the United Kingdom or any political subdivision or taxing authority thereof or therein (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, amendment application, interpretation or execution becomes effective on or after September 5, 2007 (or, in the case of a successor Person to the Issuer, the date on which such successor Person became such pursuant to the applicable provision of the Indenture) or (b) as a result of any delivery or of any requirement to deliver definitive Registered Securities (having used all reasonable efforts to avoid having to issue such definitive Registered Securities), (i) the Issuer (or such successor Person) is or would be required to pay additional amounts with respect to the Securities, on the next succeeding Interest Payment Date as set forth below or (ii) any Subsidiary of the Issuer is or would be required to deduct or withhold tax on any payment to the Issuer to enable the Issuer to make any payment of principal or interest in respect of the Securities and, in each case, the payment of such additional amounts in the case of (i) above or such deduction or withholding in the case of (ii) above cannot be avoided by the use of any reasonable measures available to the Issuer or the Subsidiary.

Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed redemption, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Subject to the immediately preceding four paragraphs, the Securities are not subject to redemption.

If a Change of Control Repurchase Event (as defined below) occurs, unless the Issuer has exercised its right to redeem this series of Securities in whole, the Issuer will make an offer to each Holder of Securities to repurchase all or any part (in integral multiples of $1,000) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to the date of repurchase.  Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, the Issuer will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed.  The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict.

On the Change of Control Repurchase Event payment date, the Issuer will, to the extent lawful:

(i)           accept for payment all Securities or portions of Securities (in integral multiples of $1,000) properly tendered pursuant to the Issuer’s offer;

(ii)           deposit with the Trustee an amount equal to the aggregate repurchase price in respect of all Securities or portions of Securities properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities being purchased by the Issuer.

The Trustee will promptly mail to each Holder of Securities properly tendered the repurchase price for the Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of any Securities surrendered; provided, that each new Security will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.

The Issuer will not be required to make an offer to repurchase the Securities upon Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer, and such third party purchases all Securities properly tendered and not withdrawn under its offer.

“Below Investment Grade Rating Event” means the Securities are rated below Investment Grade (defined below) by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Issuer or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Issuer’s Voting Stock; or (3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who (1) was a member of such Board of Directors on the date of the issuance of the Securities; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB– or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service Inc.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Voting Stock” means the Issuer’s issued ordinary share capital.

The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Security upon compliance by the Issuer with certain conditions set forth thereon, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

If any deduction or withholding for any present or future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the United Kingdom (or any political subdivision or taxing authority thereof or therein ) shall at any time be required by the United Kingdom (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Issuer under the Securities, the Issuer (subject to compliance by the Holder of such Securities with any administrative requirements) will pay to the Holder of this Security, such additional amounts as may be necessary in order that the net amounts paid to such Holder of such Security who, with respect to any such tax, levy, impost or other governmental charge whatsoever imposed, assessed, levied or collected by or for the account of the United Kingdom, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is entitled; provided, however, that the Issuer shall not be required to make any payment of additional amounts for or on account of:

(1)           any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that the Holder of the relevant Security (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business or maintaining or having maintained a permanent establishment or being or having been physically present in, the United Kingdom or any political subdivision or taxing authority thereof or therein or otherwise having or having had some connection with the United Kingdom or any political subdivision or taxing authority thereof or therein other than the holding or ownership of a Security, or the collection of principal of, and interest, if any, on, or the enforcement of, a Security;

(2)           any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Security was presented more than thirty days after the date on which such payment became due or was provided for, whichever is later;

(3)           any estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;

(4)           any present or future tax, levy, impost or other governmental charge which is payable otherwise than by deduction or withholding from payments on or in respect of the relevant Security;

(5)           any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United Kingdom or any political subdivision or taxing authority thereof or therein of the Holder or beneficial owner of the relevant Security, if compliance is required by treaty or by statute, regulation or administrative practice of the United Kingdom or any such political subdivision or taxing authority thereof or therein as a condition to relief or exemption from such tax, levy, impost or other governmental charge;

(6)           any present or future tax, levy, impost or other governmental charge is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26-27

November 2000 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive;

(7)           any present or future tax, levy, impost or other governmental change which a Holder would have been able to avoid by presenting the relevant debt security to another paying agent in a Member State of the European Union or elsewhere;

(8)           any present or future tax, levy, impost or other governmental change which a Holder would have been able to avoid by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form requested by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom;

(9)           any present or future tax, levy, impost or other governmental charge imposed, assessed, levied or collected in respect of a payment under or with respect to a Security to any Holder of the relevant Security that is a fiduciary, partnership or a person other than the sole beneficial owner of such payment or Security to the extent that the beneficiary or settlor with respect to the fiduciary, member of that partnership or beneficial owner would not have been entitled to the additional amounts or would not have been subject to such tax, levy, impost or charge, had that beneficiary, settlor, member or beneficial owner been the actual Holder of such Security; or

(10)          any combination of items (1) through (9) above.

The foregoing provisions shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction is which any successor Person to the Issuer is organized, or any political subdivision or taxing authority thereof or therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principle amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture, this Security or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal (and premium, if any) or any interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither of the Issuer nor the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

Unless otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Security shall be $[500,000,000].  The following decreases/increases in the principal amount of this Security have been made:

Date of Decrease/Increase	Decrease in Principal Amount	Increase in Principal Amount	Total Principal Amount Following such Decrease/Increase	Notation Made by or on Behalf of Trustee